Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116055 on Form S-8 of our report dated March 24, 2005, appearing in this Annual Report on Form 10-K of UCN, Inc. and subsidiary for the year ended December 31, 2004.

Deloitte & Touche LLP

Salt Lake City, Utah

March 24, 2005